INDEPENDENT AUDITORS' REPORT,

FINANCIAL STATEMENTS,

SUPPLEMENTARY INFORMATION

AND OTHER MATTERS

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

DECEMBER 31, 2004 AND 2003

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

DECEMBER 31, 2004 AND 2003

TABLE OF CONTENTS

Page

Independent Auditors' Report 1

Financial Statements

Balance Sheets 2-3

Statement of Loss 4

Statement of Partners' Capital 5

Statement of Cash Flows 6-7

Notes to Financial Statements 8-12

Supplementary Information

Supplemental Schedules 13-21

Other Matters

Report on Internal Control 22-23

Report on Compliance with Specific Requirements Applicable to
Major HUD Program 24-25

Report on Compliance with Specific Requirements Applicable to
Nonmajor HUD Program Transactions 26

Report on Compliance with Specific Requirements Applicable to
Fair Housing and Non-Discrimination 27

Managing General Partner's Certification 28

Managing Agent's Certification 28

Asher & Company, LTD.

Independent Auditor's Report

We have audited the accompanying balance sheets of CP Continental, L.P. T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, as of December 31,2004 and 2003 and the related statements of loss, Partners' capital and cash flows for the year ended December 31,2004. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the fmancial statements referred to above present fairly, in all material respects, the financial position of CP Continental, L.P. T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, as of December 31,2004 and 2003, and the results of its operations, changes in its Partners' capital, and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

In accordance with Government Auditing Standards, we have issued reports dated May 26, 2005 on our consideration of CP Continental, L.P.'s T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The putpose of those reports is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

/s/ Asher & Company, Ltd.

ASHER & COMPANY, Ltd.

May 26, 2005

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

ASSETS
	2004	2003
CURRENT ASSETS
Cash, operating	$1,610	$10,729
Tenant accounts receivable	19,170	28,354
Reserve for collection losses	(7,286)	(13,578)
Government accounts receivable	15,988	3,008
Due from Partner	500	500
Prepaid property insurance	2,158	41,151
Prepaid mortgage insurance	9,677	2,562
Prepaid other	1,538	2,415
Tenant security deposits	22,054	40,718
Total current assets	65,409	115,859

RESTRICTED DEPOSITS
Mortgage escrow deposits	-	98,207
Reserve for replacement	-	141,534
Residual receipts reserve	-	2,545
Construction escrow	11,301	-
Total restricted deposits	11,301	242,286

FIXED ASSETS
Land	620,000	620,000
Buildings	9,877,012	3,229,947
Accumulated costs	-	145,102
Miscellaneous fixed assets	13,211	13,211
	10,510,223	4,008,260
Less accumulated depreciation	(455,441)	(127,977)
Total fixed assets, net of accumulated depreciation	$10,054,782	3,880,283

OTHER ASSETS
Deferred financing fees, net of accumulated amortization	265,921	-
Tax credit fees, net of accumulated amortization	27,672	-
Total other assets	293,593	-
Total Assets	10,425,085	$4,238,428

The accompanying notes are an intergral part of these

financial statements.

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

BALANCE SHEETS (Continued)

DECEMBER 31, 2004 AND 2003

LIABILITIES AND PARTNERS' CAPITAL
	2004	2003
CURRENT LIABILITIES
Accounts payable, operations	$400,963	$140,226
Accounts payable, development	860,031	-
Retainage payable	202,828	-
Accrued expenses, operations	8,970	19,372
Accrued interest, mortgage payable	-	8,875
Accrued property taxes	-	63,486
Mortgage payable	34,068	121,245
Loan payable, affiliate	38,269	145,102
Construction loan payable, affiliate	445,781	-
Notes payable, former owner	-	2,365,433
Development fees payable	319,072	-
Rent deferred credits	1,243	1,051
Tenant security deposits	22,054	40,718
Total current liabilities	2,333,279	2,905,508

LONG-TERM LIABILITIES
Mortgage payable	6,137,320	1,400,250
Development fees payable	552,669	-
Total long-term liabilities	6,689,989	1,400,250

Total liabilities	9,023,268	4,305,758

PARTNERS' CAPITAL
Partners' capital	$1,400,817	(67,330)

Total Liabilities and Partners' Capital	10,424,085	$4,238,428

The accompanying notes are an intergral part of these

financial statements.

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

STATEMENT OFLOSS

YEAR ENDED DECEMBER 31, 2004

OPERATING REVENUE
Rental revenue, net of vacancies	$447,779
Other operating revenue	21,553
Total operating revenue	469,332

OPERATING EXPENSES
Administrative	315,530
Utilities	177,048
Operating and maintenance	96,194
Taxes and insurance	119,540
Total operating expenses	708,312

OPERATING LOSS	(238,980)

OTHER INCOME
Interest, reserves and escrows	107
Total other income	107

LOSS BEFORE OTHER EXPENSES	(238,873)

OTHER EXPENSES
Interest	63,968
Mortgage insurance premium	7,606
Miscellaneous financial	2,487
Depreciation and amortization	334,919
Organization costs	5,000
Total other expenses	413,980

NET LOSS	$(652,853)

The accompanying notes are an intergral part of these

financial statements.

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

STATEMENT OF PARTNERS' CAPITAL

YEAR ENDED DECEMBER 31, 2004

Balance, beginning of year	$(67,330)

Limited Partners contributions	3,049,999

Contributions receivable	(914,999)

Syndication cost write off	(14,000)

Net loss	(652,853)

Balance, end of year	1,400,817

The accompanying notes are an intergral part of these

financial statements.

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

STATEMENT OF CASH FLOW

YEAR ENDED DECEMBER 31, 2004

OPERATING ACTIVITIES
Rental receipts	$437,883
Interest receipts	107
Interest reduction payment revenue	8,528
Other receipts	4,150
Total receipts	450,668

Administrative expenses paid	(115,746)
Utilities paid	(204,336)
Operating and maintenance expenses paid	(45,946)
Real estate taxes paid	(87,201)
Property insurance paid	(25,776)
Miscellaneous taxes and insurance paid	(3,718)
Interest paid on construction loan payable	(49,032)
Mortgage insurance premium paid	(14,721)
Miscellaneous financial expense	(2,487)
Organization cost paid	(5,000)
Total disbursements	(553,963)

Net cash utilized by operating activities	(103,295)

INVESTING ACTIVITIES
Mortgage escrow deposits, funded	(30,207)
Mortgage escrow deposits, released	128,414
Reserve for replacement, funded	(12,108)
Reserve for replacement, released	153,642
Construction escrow, funded	(11,301)
Residual receipts, released	2,545
Capital expenditures	(4,586,169)

Net cash utilized by investing activities	(4,355,184)

FINANCING ACTIVITIES
Repayment of mortgage payable	(1,491,973)
Principal proceeds from mortgage payable	6,171,388
Principal payments on first mortgage payable	(29,522)
Principal proceeds from construction loan payable	445,781
Contribution from Partners	2,135,000
Syndication costs incurred	(14,000)
Repayment of notes payable	(2,365,433)
Payments to affiliate	(106,833)
Deferred financing fees incurred	(270,531)
Tax credit fees incurred	(24,517)
Net cash provided by financing activities	4,449,360

DECREASE IN CASH AND CASH EQUIVALENTS	(9,119)

Cash and cash equivalents, beginning of year	10,729

Cash and cash equivalents, end of year	$1,610

The accompanying notes are an intergral part of these

financial statements.

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

STATEMENT OF CASH FLOW (Continued)

YEAR ENDED DECEMBER 31, 2004

RECONCILIATION OF NET LOSS TO NET CASH UTILIZED
BY OPERATING ACTIVITIES

OPERATING ACTIVITIES
Net loss	$(652,853)
Adjustments to reconcile net loss to net cash utilized by operating activities:

Depreciation	327,464
Amortization	7,455
Changes in:
Tenant and government accounts receivable	(10,088)
Prepaid expenses	32,755
Cash restricted for tenant security deposits	18,664
Accounts payable, operations	259,607
Accounts payable, development	14,936
Accrued expenses	(82,763)
Tenant security deposits liability	(18,664)
Rent deferred credits	192

Net cash utilized by operating activities	$(103,295)

SUPPLEMENTAL CASH FLOW DISCLOSURE:

During 2004 the Partnership incurred liabilities for capital expenditures of $1,914,664.

During 2004 the Partnership incurred liabilities for interest of $42,353, of which $27,417 was capitalized and $14,936 was expensed.

The accompanying notes are an intergral part of these

financial statements.

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

CP Continental, L.P. T/A Continental Terrace (A Limited Partnership) was formed as a limited partnership on December 1, 2001, to acquire an interest in real property located in Fort Worth, Texas and to operate an apartment complex of 200 units, under Section 221(d) (4) and Section 8 of the National Housing Act. Such Projects are regulated by the U.S. Department of Housing and Urban Development (HUD) as to rent charges and operating methods. The general partner is Continental Terrace - Michaels, L.L.C., whose sole member is Michael J. Levitt.

The Partnership receives a material portion of its revenue under a federal Section 8 rent subsidy program. This program provides for direct rent subsidy payments to the Partnership on behalf of certain tenants who qualify under the program's rules. The Section 8 Housing Assistance Payments (HAP) contract expires periodically. It is management's intent to maintain the Project as affordable housing and to negotiate and renew the HAP contract when it expires.

The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

The regulatory agreement limits annual distributions to owners to $18,000, provided that "surplus cash," as defined therein, is available. Allowable distribution to owners, which have not been distributed, are cumulative and may be distributed in subsequent years if future operations provide sufficient "surplus cash." At December 31, 2004, there is no surplus cash available for Partner distribution during the next fiscal year.

The following significant accounting policies have been followed in the preparation of the financial statements:

(1) The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES (Continued)

    Depreciation is primarily provided by accelerated methods over the estimated useful lives of the assets as follows: buildings - 27 years and miscellaneous fixed assets - 7 years. Depreciation amounted to $ 327,464 for 2004.

    Deferred financing fees in the original amount of $270,531 consist of costs incurred in obtaining the mortgage and are being amortized by the straight-line method over the life of the loan. Amortization expense amounted to $5,610 for 2004. As of
    December 31, 2004, accumulated amortization was $5,610.

    Tax credit fees, in the original amount of $ 29,517, consist of costs incurred to obtain credits and monitor the Partnership's compliance with the Low-Income Housing Tax Credit Program and are being amortized over 16 years. Amortization amounted to $1,845. As of December 31, 3004 accumulated amortization amounted to $1,845.

    Costs in regard to the organization of the Partnership in the amount of $5,000 were expensed in the year 2004 in accordance with Statement of Position (SOP) No. 98-5 "Reporting on the Costs of Start-Up Activities."

    Syndication cost of $14,000 was incurred in connection with the syndication of the limited partnership interest. This cost was directly charged to Partners Capital in 2004.

(7) For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Mortgage escrow deposits and reserve for replacement which are required under the terms of the financing are not considered cash and cash equivalents.

(8) Income or loss of the Partnership is allocated .01% to the general partners and 99.99% to the limited partner. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the respective Partners on their income tax return

(9) Certain reclassifications have been made to the prior year's financial statements to conform to current year presentation.

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE B - PARTNERSHIP ALLOCATIONS

As of December 31, 2004, the Partnership interests were as follows:

General Partner .01%

Limited Partner 99.99

100.00%

NOTE C - MORTGAGE PAYABLE

The Partnership's first mortgage was refinanced in order to complete a planned major rehabilitation. The mortgage payable was held by GMAC Commercial Mortgage Corporation and insured by HUD. Monthly installments were $18,659, including interest at 7%, through March, 2013, the maturity date of the mortgage. The apartment complex was pledged as collateral for the mortgage payable. No Partner was personally liable on the mortgage payable. The original amount of the mortgage payable was $3,002,600. In March, 2004, the mortgage was paid off in the amount of $1,491,973 from refinancing proceeds.

The new first mortgage is held by GMAC and is insured by HUD. Interest only is due each month from April, 2004 up to and including June 2005. Beginning July 1, 2005, a portion of the mortgage is payable in monthly installments of $35,747, including interest at 5.3%, through June 2040, the maturity date. The remaining portion of the mortgage is payable in monthly installments of $10,804, including interest at 5.3% through May 2014, the maturity date. The apartment complex is pledged as collateral for the mortgage payable. The unpaid principal balance as of December 31 2004 was $6,171,388 and the unreleased portion of the loan was $1,570,512.

Under Section 236 HUD has made interest reduction payments to the mortgagee on behalf of the Partnership.

Aggregate principal maturities due on the mortgage payable for the five years subsequent to December 31, 2004 are as follows:

Years Ended December 31, Amount

2005 $34,068

2006 70,899

2007 74,749

2008 78,808

2009 83,088

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE D - NOTES PAYABLE

The Partnership incurred seller notes payable in the amounts of $1,965,433 and $400,000 with both having the scheduled maturity date of December 13, 2013. The notes accrued interest at 7%. Beginning January 2003, the interest on the notes was waived. The principal balance of the notes was paid off in 2004 with proceeds from refinancing.

NOTE E - RELATED PARTY TRANSACTIONS

Michael J. Levitt, majority stockholder of Interstate Realty Management Company, through a related company, is the general partner.

The Project's management agent, Interstate Realty Management Company, is controlled by Michael J. Levitt.

Management fees, in the amount of $33,919, are based on 7.834% of income as of December 31, 2004.

The Partnership incurred bookkeeping fees, in the amount of $16,992 in 2004, charged by the management agent for accounting services not covered by the management fee which is consistent with HUD regulations.

As of December 31, 2004 and 2003, amounts payable to Interstate Realty Management Company for management fees, bookkeeping fees, and payroll and related expenses totaled $253,262 and $82,496, respectively and are included in accounts payable operations.

Payroll related accounts reflect amounts paid to the management agent as reimbursement for actual wages paid to on-site personnel and actual health insurance premiums paid for on-site personnel plus a percentage for payroll taxes and workers' compensation insurance

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE E - RELATED PARTY TRANSACTIONS (Continued)

The Michaels Development Company I, L.P. is controlled by Michael J. Levitt. The Partnership incurred amounts due to The Michaels Development Company I, L.P. As of December 31, 2004 and 2003 the amounts due to The Michaels Development Company I, L.P. are $38,269 and $145,102, respectively and are included in loan payable, affiliate.

The Michaels Development Company I, L.P is being paid a development fee of $871,741 from development sources and future cash flow. The unpaid balance of the development fee amounted to $871,741 as of December 31, 2004.

Continental Mortgage Corp. made a construction loan to the Partnership in the amount of $445,781. The loan is expected to be paid during 2005 from development sources. The loan bears interest at the prime rate plus one hundred fifty (150) basis points (6.75% at December 31, 2004). During 2004 the construction loan incurred interest of $16,919, which is included in accounts payable, development as of December 31, 2004. Continental Mortgage Corp. is wholly owned by Michael J. Levitt.

NOTE F - CONTINGENCY

The Partnership is subject to a $41,923 lien affidavit and claim from a contractor. Management feels the claim is unsubstantiated. Furthermore, management claims that the contractor did not obtain approval prior to performing such work. Management feels they have substantial evidence to refute the claim made by the contractor and intends to vigorously defend its position.

SUPPLEMENTARY INFORMATION

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

SUPPLEMENTAL SCHEDULES

YEAR ENDED DECEMBER 31, 2004

Reserve for replacement

In accordance with the provisions of the regulatory agreement, restricted cash was held by GMAC Commercial Mortgage Corporation to be used for replacement of property with the approval of HUD as follows:

Balance, January 1, 2004 $ 141,534

Deposits made 12,000

Interest earned 108

Withdrawals (153,642)

Balance, December 31, 2004 $         -

Residual receipts reserve

In accordance with the provisions of the regulatory agreement, these funds were held by GMAC Commercial Mortgage Corporation (mortgage servicer) to be used for Project operations with the approval of HUD as follows:

Balance, January 1, 2004 $ 2,545

Withdrawal (2,545)

Balance, December 31, 2004 $     -

Computation of Surplus Cash,		U. S. Department of Housing
Distributions and Residual		And Urban Development
Receipts		Office of Housing
		Federal Housing Commissioner
Project Name	Fiscal Period Ended:	Project Number
CP CONTINENTAL, L.P.
T/A CONTINENTAL TERRACE	12/31/2004	113-32234
(A LIMITED PARTNERSHIP)
Part A - Compute Surplus Cash
Cash
1	Cash (Accounts 1110,1120,1191,1192)		$23,664
2	Tenant subsidy vouchers due for period covered by financial statement		$15,988
3	Other (describe):	$
	(a) Total Cash (Add Lines 1, 2, and 3)				$39,652
Current Obligations
4	Accrued mortgage interest payable	$
5	Delinquent mortgage principal payments	$
6	Delinquent deposits to reserve for replacements	$
7	Accounts payable (due within 30 days)		$400,963
8	Loans and notes payable (due within 30 days)	$
9	Deficient Tax Insurance or MIP Escrow Deposits	$
10	Accrued expenses (not escrowed)		$8,970
11	Prepaid Rents (Account 2210)		$1,243
12	Tenant security deposits liability (Account 2191)		$22,054
13	Other (Describe)	$
(b)	Less Total Current Obligations (Add Lines 4 through 13)				$433,230
(c)	Surplus Cash (Deficiency( (Line (a) minus Line (b))				$(393,578)
Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts
1.	Surplus Cash			$	NONE
Limited Dividend Projects
2a.	Annual Distribution Earned During Period Covered by the Statement		$18,000
2b.	Distribution Accrued and Unpaid as of the End of the Prior Fiscal Period		$288,000
2c.	Distributions Paid During Fiscal Period Covered by Statement		$-
3.	Amount to be Carried on Balance Sheet as Distribution Earned but Unpaid		$306,000
4.	Amount Available for Distribution During Next Fiscal Period			$	NONE
5.	Deposit Due Residual Receipts (Must be deposited with Mortagee within 60 days after Fiscal Period ends)			$	NONE
	Prepared By		Reviewed By
Loan Technician	Date	Loan Servicer			Date
		form HUD-93486 (8/95)

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

SUPPLEMENTAL SCHEDULES

YEAR ENDED DECEMBER 31, 2004

Changes in fixed assets

			Miscellaneous
	Land	Building	Fixed Assets	Totals

Assets

Balance, January 1, 2004	$620,000	$3,375,049	$13,211	$4,008,260
Additions	-	6,501,963	-	6,501,963

Balance, December 31, 2004	$620,000	$9,877,012	$13,211	10,510,223

Accumulated Depreciation

	Balance, January 1, 2004			127,977
Additions				327,464

	Balance, December 31, 2004			455,441

	Net book value, December 31, 2004			$10,054,782

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

BALANCE SHEET, ELECTRONIC FILING FORMAT

DECEMBER 31, 2004
HUD A/C #	Account Description	Amount

1120	Cash - Operations	$1,610
1121	Construction Cash Account	-
1125	Cash - Entity	-

1130	Tenant/Member A/R (Coops)	19,170
1131	Allowance for Doubtful Accounts	(7,286)
1130N	Net Tenant Accounts Receivable	11,884

1135	A/R - HUD	15,988
1137	Medicare Medicaid/Other Insurance Receivable	-
1140	Accounts and Notes Receivable - Operations	-
1145	Accounts and Notes Receivable - Entity	500
1160	A/R - Interest	-
1165	Interest Reduction Payment Receivable	-
1170	Short Term Investments - Operations	-
1175	Short Term Investments - Entity	-
1190	Miscellaneous Current Assets	-
1200	Miscellaneous Prepaid Expenses	13,373
1100T	Total Current Assets	$43,355

1191	Tenant/Patient Deposits Held in Trust	$22,054

1310	Escrow Deposits	$-
1320	Replacement Reserve	-
1330	Other Reserves	11,301
1340	Residual Receipts Reserve	-
1355	Bond Reserves	-
1367	Sinking Fund	-
1381	Management Improvement and Operating Plan	-
1300T	Total Deposits	$11,301

1410	Land	$620,000
1420	Buildings	9,877,012
1440	Building Equipment (Portable)	-
1450	Furniture for Project/Tenant Use	-
1460	Furnishings	-
1465	Office Furniture and Equipment	-
1470	Maintenance Equipment	-
1480	Motor Vehicles	-
1490	Miscellaneous Fixed Assets	13,211
1400T	Total Fixed Assets	$10,510,223

1495	Accumulated Depreciation	(455,441)
1400N	Net Fixed Assets	$10,054,782

1510	Investments - Operations	-
1515	Investments - Entity	-
1520	Intangible Assets	292,593
1590	Miscellaneous Other Assets	-
1500T	Total Other Assets	$292,593

1000T	Total Assets	$10,424,085

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

BALANCE SHEET, ELECTRONIC FILING FORMAT

DECEMBER 31, 2004
HUD A/C #	Account Description	Amount

2105	Bank Overdraft - Operations	$-
2110	A/P - Operations	409,933
2111	A/P - Construction/Development	1,062,859
2112	A/P - Project Improvement Items	-
2113	A/P - Entity	-
2115	A/P - 236 Excess Income due HUD	-
2116	A/P - Section 8 & Other	-
2120	Accrued Wages Payable	-
2121	Accrued Payroll Taxes Payable	-
2123	Accrued Management Fee Payable	-
2130	Accrued Interest Payable - Section 236	-
2131	Accrued Interest Payable - First Mortgage	-
2132	Accrued Interest Payable - Other Mortgages	-
2133	Accrued Interest Payable - Other Loans and Notes (Surplus Cash)	-
2134	Accrued Interest Payable - Other Loans and Notes	-
2135	Accrued Interest Payable - Flexible Subsidy Loan	-
2136	Accrued Interest Payable - Capital Improvements Loan	-
2137	Accrued Interest Payable - Operating Loss Loan	-
2150	Accrued Property Taxes	-
2160	Notes Payable (Short-term)	-
2170	Mortgage Payable - First Mortgage (Short Term)	34,068
2172	Mortgage Payable - Other Mortgages (Short Term)	-
2173	Other Loans and Notes Payable, Surplus Cash (Short Term)	-
2174	Other Loans and Notes Payable, (Short Term)	484,050
2175	Flexible Subsidy Loan Payable (Short Term)	-
2176	Capital Improvement Loan Payable (Short Term)	-
2177	Operating Loss Loan Payable (Short Term)	-
2180	Utility Allowances	-
2190	Miscellaneous Current Liabilities	319,072
2210	Prepaid Revenue	1,243
2122T	Total Current Liabilities	$2,311,225

2191	Tenant/Patient Deposits Held in Trust (Contra)	$22,054

2305	Accounts Payable (Long-term)	$-
2310	Notes Payable (Long-term)	-
2311	Notes Payable - Surplus Cash	-
2320	Mortgage Payable - First Mortgage (Long-term)	6,137,320
2322	Mortgage Payable - Other Mortgages (Long-term)	-
2323	Other Loans and Notes Payable - Surplus Cash	-
2324	Other Loans and Notes Payable	-
2325	Flexible Subsidy Loan Payable	-
2326	Capital Improvement Loan Payable	-
2327	Operating Loss Loan Payable	-
2330	Interest on Loans or Notes Payable (Long Term)	-
2390	Miscellaneous Long Term Liabilities	552,669
2300T	Total Long Term Liabilities	$6,689,989

2000T	Total Liabilities	$9,023,268

3130	Total Equity/Retained Earnings	1,400,817

2033T	Total Liabilities and Equity/Retained Earnings	$10,424,085

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

STATEMENT OF OPERATIONS, ELECTRONIC FILING FORMAT

YEAR ENDED DECEMBER 31, 2004

HUD A/C #	Account Description	Amount

5120	Rent Revenue - Gross Potential	$989,821
5121	Tenant Assistance Payments	133,279
5140	Rent Revenue - Stores and Commercial	-
5170	Garage and Parking Spaces	-
5180	Flexible Subsidy Revenue	-
5190	Miscellaneous Rent Revenue	-
5191	Excess Rent	(6)
5192	Rent Revenue/Insurance	-
5193	Special Claims Revenue	-
5194	Retained Excess Income	-
5195	Lease Revenue	-
5100T	Total Rent Revenue	$1,123,094

5220	Apartments	$(670,822)
5240	Stores and Commercial	-
5250	Rental Concessions	(4,493)
5270	Garage and Parking Space	-
5290	Miscellaneous	-
5200T	Total Vacancies	$(675,315)

5152N	Net Rental Revenue (Rent revenue less vacancies)	$447,779

5300	Nursing Homes/Assisted Living/Board & Care/
	Other Elderly Care/Coop and other revenues	$-

5410	Financial Revenue - Project Operations	$-
5430	Revenue from Investments - Residual Receipts	-
5440	Revenue from Investments - Replacement Reserve	107
5490	Revenue from Investments - Miscellaneous	-
5400T	Total Financial Revenue	$107

5910	Laundry and Vending Revenue	$1,939
5920	Tenant Charges	2,171
5945	Interest Reduction Payments Revenue	17,403
5990	Miscellaneous Revenue	40
5900T	Total Other Revenue	$21,553

5000T	Total Revenue	$469,439

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

STATEMENT OF OPERATIONS, ELECTRONIC FILING FORMAT

YEAR ENDED DECEMBER 31, 2004
HUD A/C #	Account Description	Amount
6203	Conventions and Meetings	$-
6204	Management Consultants	-
6210	Advertising and Marketing	3,452
6250	Other Renting Expenses	2,952
6310	Office Salaries	10,113
6311	Office Expenses	23,859
6312	Office or Model Apartment Rent	-
6320	Management Fee	33,919
6330	Manager or Superintendent Salaries	22,079
6331	Administrative Rent Free Unit	17,240
6340	Legal Expense - Project	171
6350	Audit Expense	9,575
6351	Bookkeeping Fees/Accounting Services	16,992
6370	Bad Debts	1,890
6390	Miscellaneous Administrative Expenses	173,288
6263T	Total Administrative Expenses	$315,530

6420	Fuel Oil/Coal	$-
6450	Electricity	75,730
6451	Water	29,757
6452	Gas	36,257
6453	Sewer	35,304
6400T	Total Utilities Expense	$177,048

6510	Payroll	$59,886
6515	Supplies	12,329
6520	Contracts	801
6521	Operating and Maintenance Rent Free Unit	-
6525	Garbage and Trash Removal	11,653
6530	Security Payroll/Contract	-
6531	Security Rent Free Unit	-
6546	Heating/Cooling Repairs and Maintenance	8,653
6548	Snow Removal	-
6570	Vehicle and Maintenance Equipment Operation and Repairs	208
6590	Miscellaneous Operating and Maintenance Expenses	2,664
6500T	Total Operating and Maintenance Expenses	$96,194

6710	Real Estate Taxes	$23,715
6711	Payroll Taxes (Project's Share)	7,501
6720	Property & Liability Insurance (Hazard)	64,132
6721	Fidelity Bond Insurance	-
6722	Workmen's Compensation	7,329
6723	Health Insurance and Other Employee Benefits	12,028
6790	Miscellaneous Taxes, Licenses, Permits and Insurance	4,835
6700T	Total Taxes and Insurance	$119,540

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

STATEMENT OF OPERATIONS, ELECTRONIC FILING FORMAT

YEAR ENDED DECEMBER 31, 2004
HUD A/C #	Account Description		Amount
6820	Interest on Mortgage Payable		$-
6830	Interest on Notes Payable (Long Term)		-
6840	Interest on Notes Payable (Short Term)		-
6850	Mortgage Insurance Premium/Service Charge		7,606
6890	Miscellaneous Financial Expenses		2,487
6800T	Total Financial Expenses		$10,093

6900	Nursing Homes/Assisted Living/Board & Care/Other Elderly Care Expenses		$-

6000T	Total Cost of Operations before Depreciation		$718,405

5060T	Profit (Loss) before Depreciation		$(248,966)

6600	Depreciation Expenses		$327,464
6610	Amortization Expenses		7,455
5060N	Operating Profit or (Loss)		$(583,885)

7105	Entity Revenue		$-
7110	Officer's Salaries		-
7120	Legal Expenses		-
7130	Federal, State, and Other Income Taxes		-
7141	Interest on Notes Payable		63,968
7142	Interest on Mortgage Payable		-
7190	Other Expenses		5,000
7100T	Net Entity Expenses		$68,968

3250	Profit or Loss (Net Income or Loss)		$(652,853)

S1000-010	Total mortgage principal payments required during the audit year (12 monthly payments). This applies to all direct loans and HUD-held, fully insured mortgages. Any HUD approved second mortgages should be included in the figures.		$29,522

S1000-020	Total of 12 monthly deposits in the audit year into the Replacement Reserve account, as required by the Regulatory Agreement, even if payments may be temporarily suspended or reduced.		$12,000

S1000-030	Replacement Reserves, or Residual Receipts and Releases which are included as expense items on this Profit and Loss statement.	$	NONE

S1000-040	Project Improvement Reserve releases under the Flexible Subsidy Program that are included as expense items on this Profit and Loss statement.	$	N/A

CP CONTINENTAL, L.P.

T/A CONTINENTAL TERRACE

(A LIMITED PARTNERSHIP)

HUD PROJECT NO. 113-35234

SUPPLEMENTAL SCHEDULES

YEAR ENDED DECEMBER 31, 2004

Balance Sheet, Electronic Filing Format

Account No. - are as follows:

Development fees payable-current	$319,072

Account No. - are as follows:

Development fees payable-long term	$552,669

Statement of Operations, Electronic Filing Format

Account No. - are as follows:

Relocation expense	$162,873
Travel expense	4,553
Inspection fees	1,614
Miscellaneous administrative expense	4,248

$173,288

Account No. - are as follows:

Letter of credit	$2,487

Account No. - are as follows:

Organization costs	$5,000

OTHER MATTERS

Report on Internal Control

The Partners

CP Continental, L.P.

T/A Continental Terrace

Marlton, New Jersey

We have audited the financial statements of CP Continental, L.P. TIA Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, as of and for the year ended December 31, 2004, and have issued our report thereon dated May 26, 2005. We have also audited CP Continental, L.P.'s TIA Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, compliance with requirements applicable to HUD-assisted programs and have issued our report thereon dated May 26,2005.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUn Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether CP Continental, L.P. TIA Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, complied with laws and regulations, noncompliance with which would be material to a HUn-assisted program.

The management of CP Continental, L.P. TIA Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, is responsible for establishing and maintaining effective internal control. In planning and performing our audit of the financial statements, we considered CP Continental, L.P.'s TIA Continental Terrace (A Limited Partnership), HOD Project No. 113-35234, internal control over financial reporting and its internal control over compliance with requirements that would have a direct and material effect on a HUD-assisted program in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and on compliance and not to provide an opinion on the internal control over financial reporting and the internal control over compliance.

The Partners

CP Continental, L.P.

T/A Continental Terrace

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaImesses. A material weakness is a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud that would be material in relation to the financial statements being audited or that noncompliance with applicable requirements of laws and regulations that would be material in relation to a HUDassisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal control and its operations that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of management, others within the organization, and the U.S. Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/S/ ASHER & COMPANY, Ltd.

ASHER & COMPANY, Ltd.

May 26, 2005

Report on Compliance with Specific Requirements Applicable to Major HUD Program

The Partners

CP Continental, L.P.

T/ A Continental Terrace Marlton, New Jersey

We have audited CP Continental, L.P.'s T/A Continental Terrace (A Limited Partnership), IillD Project No. 113-35234, compliance with the specific program requirements governing management functions, replacement reserve, federal financial reports, tenant application, tenant eligibility, tenant recertification, mortgage status, residual receipts, unauthorized change of ownership/acquisition of liabilities, unauthorized loans of project funds, unauthorized transfer of beneficial interest, electronic submission verification, and distributions to owners that are applicable to its major HUD-assisted program, HUD insured mortgage, for the year ended December 31, 2004. The management of CP Continental, L.P. T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, is responsible for compliance with those requirements. Our responsibility is to express an opinion on the Project's compliance with those requirements based on our audit.

We conducted our audit of compliance with those requirements in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether noncompliance with the requirements referred to above that could have a direct and material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about CP Continental, L.P.'s T/A Continental Terrace (A Limited Partnership), HUn Project No. 113-35234, compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of the Project's compliance with those requirements.

The Partners

CP Continental, L.P.

T/A Continental Terrace

The results of our tests disclosed no instances of other matters that are required to be reported under Government Auditing Standards. The results of our audit procedures did not disclose any immaterial instances of noncompliance with the requirements referred to above.

In our opinion, CP Continental, L.P. T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, complied, in all material respects, with the requirements described above that are applicable to its major HUD-assisted program for the year ended December 31, 2004.

This report is intended solely for the information and use of management, others within the organization, and the U.S. Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/S/ ASHER & COMPANY, Ltd.

ASHER & COMPANY, Ltd.

May 26, 2005

Report on Compliance with Specific Requirements

Applicable to Nonmajor HUD Program Transactions

The Partners

CP Continental, L.P.

T/ A Continental Terrace

Marlton, New Jersey

We have audited the financial statements of CP Continental, L.P. T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, as of and for the year ended December 31, 2004, and have issued our report thereon dated May 26,2005.

In connection with that audit and with our consideration of the Partnership's internal control used to administer HUD programs, as required by the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of Inspector General, we selected certain transactions applicable to the nonmajor HUn-assisted program, Section 8 Housing Subsidy, for the year ended December 31, 2004. As required by the Guide, we performed auditing procedures to test compliance with the requirements governing the replacement reserve, federal fmancial reports, tenant application, tenant eligibility, tenant recertification, mortgage status, residual receipts, distributions to owners, management functions, unauthorized change of ownership/acquisition of liabilities, unauthorized loans of project funds, unauthorized transfer of beneficial interest, and electronic submission verification that are applicable to those transactions. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on CP Continental, L.P.'s T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, compliance with those requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

The results of our tests disclosed no instances of other matters that are required to be reported under Government Auditing Standards. We noted no immaterial instances of noncompliance with the requirements referred to above.

This report is intended solely for the information and use of management, others within the organization, and the U.S. Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

/S/ ASHER & COMPANY, Ltd.

ASHER & COMPANY, Ltd.

May 26, 2005

Report on Compliance with Specific Requirements

Applicable to Fair Housing and Non-Discrimination

The Partners

CP Continental, L.P.

T/ A Continental Terrace

Marlton, New Jersey

We have applied procedures to test CP Continental, L.P.'s T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, compliance with the fair housing and nondiscrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2004.

Our procedures were limited to the applicable compliance requirement described in the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on CP Continental, L.P.'s T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, compliance with the fair housing and non-discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of management, others within the organization, and the U.S. Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

.

/S/ ASHER & COMPANY, Ltd.

ASHER & COMPANY, Ltd.

May 26, 2005

Managing General Partner's Certification

I hereby certify that I have examined the accompanying financial statements and supplemental data of CP Continental, L.P. T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, and, to the best of my knowledge and belief, the same are complete and accurate.

_________________________________ _________________________________

Date Continental Terrace - Michaels, L.L.C.

General Partner

The Partnership's federal employer identification number is 95-4845358.

Managing Agent's Certification

I hereby certify that I have examined the accompanying financial statements and supplemental data of CP Continental, L.P. T/A Continental Terrace (A Limited Partnership), HUD Project No. 113-35234, and, to the best of my knowledge and belief, the same are complete and accurate.

_________________________________ _________________________________

Date James V. Bleiler

Executive Vice President

Interstate Realty Management Company

Agent for Owners

The Managing Agent's federal employer identification number is 22-2012047.